CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002

Name of Registrant: Thrivent Series Fund, Inc.

In connection with the Report on Form N-CSR for the above-named issuer, the undersigned hereby certify, to the best of her or his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: February 28, 2008	/s/ Pamela J. Moret

Pamela J. Moret
President

Date: February 28, 2008	/s/ Gerard V. Vaillancourt

Gerard V. Vaillancourt
Treasurer